UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 14C
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2006

DIVERSIFIED FINANCIAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

2552OQ 20 9 (CUSIP Number)	58-2027283 (IRS Employer Identification Number)

c/o Elson Soto
8765 Aero Drive, Suite 221, San Diego, California 92123
(Address of principal executive offices)

(858) 244-6037
(Registrant's telephone number, including area code)

WE ARE NOT ASKING YOU FOR A PROXY
AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[X]	Definitive Information Statement

DIVERSIFIED FINANCIAL RESOURCES CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
4) Proposed maximum aggregate value of transaction: 0
5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration No.:
3) Filing Party:
4) Date Filed

Notice to Shareholders	4

ITEM 1

Information Statement	4

Proposal #1	5

Certain Federal Income Tax Consideration	6

Questions & Answers	6

Vote Required for Approval	7

Dissenteers Rights of Appraisal	7

Voting Securities & Principal Holders Thereof	8

Security Ownership of Executive Officer, Directors and

Five Percent Stockholders	8

ITEM 2

Interest of Certain Person in Matters to be Acted Upon	11

Additional Information	11

DIVERSIFIED FINANCIAL RESOURCES CORPORATION
8765 Aero Drive, Suite 221
San Diego, California 92154

To the Stockholders of Diversified Financial Resources Corporation:

Notice is hereby given that be written consent by the holders of a majority of the outstanding common stock of Diversified Financial Resources Corporation (the “Company”) the Company has changed its state of domicile from the State of Delaware to the State of Nevada. All assets and liabilities of the Delaware corporation will be assumed by the Nevada corporation.

The Company is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on March 10, 2006 shall be given a copy of the Information Statement.

By Order of the Board of Directors

/s/ Elson Soto
Elson Soto
President and Director

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Diversified Financial Resources Corp., previously a Delaware Corporation ("DFRC"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights and common stock of DFRC providing for the change of the DFRC’s domicile from the State of Delaware to the State of Nevada and the decrease in the number of authorized shares, these changes in fact occurred on May 12, 2006.

The Board of Directors has unanimously, along with persons owning a majority of the outstanding voting securities of DFRC adopted, ratified and/or approved the re-domicile of the corporation and the filing of a Nevada Certificate of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below.

The Form 10-KSB for the year ended December 31, 2005 filed by DFRC with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. DFRC is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT SEND US A PROXY.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO DOMICILE THE COMPANY IN THE STATE OF NEVADA.

DFRC's board had determined that it would be in the Company's best interest to domicile in the State of Nevada and has received the consent of holders of a majority of the voting rights and the common stock to authorize the board to conduct such an action.

By consent of persons holdings a majority (in excess of 50%) of the issued and outstanding shares of DFRC’s no stated par value voting stock the exchange of shares of DFRC’s common stock as a Delaware corporation have been authorized for shares of a new Nevada corporation with the name of “Diversified Financial Resources Corporation” on the basis of 1 share in the new Nevada corporation for each 1 share of the Delaware corporation. The Plan of Exchange as approved by the Board of Directors is attached hereto as Exhibit “A.” The shareholders of DFRC were not requested to consider and approve the proposal because it had already been approved by a majority of the DFRC shareholders. The notice summarizes the material terms of the plan herein below. This summary is subject to, and qualified in its entirety, by reference to the text of the Plan of Exchange itself. No vote of holders of outstanding shares of DFRC’s common stock, other than those majority shareholders who have approved the proposed action, was necessary for approval of the Plan of Exchange.

Effects of the domicile in the State of Nevada.

The proposed Plan of Exchange will effect a change in the legal domicile and name of DFRC and other changes of a legal nature, the most significant of which are described below. However, these changes will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the plan of exchange, which are not anticipated to be material. Management of DFRC, including all directors and officers, remained in the same after the Plan of Exchange and assumed identical positions with the Nevada corporation.

Decrease in number of authorized common shares from 10,000,000,000 to 1,250,000,000

As the result of our change in domicile, our authorized shares of common stock will be decreased from 10,000,000,000 to 1,250,000,000. We believe that given the relatively small size of our Company, a large authorized capital structure is not necessary. Additionally, Nevada has the equivalent of additional intangible taxes on authorized but unissued shares which could material impact the Company given its small amount of cash resources.

The Nevada Corporation

The Nevada corporation that is the operational successor was incorporated under the Nevada corporations laws on April 7, 2006, exclusively for the purposes set forth herein. Prior to the Plan of Exchange the Nevada Corporation had no material assets nor liabilities and had not carried on any business.

The Nevada Corporation’s Articles of Incorporation were substantially identical to the then current Articles of Incorporation of the Delaware corporation, except for statutory references necessary to conform with Nevada statutes and the decrease in authorized common shares. A copy of the Nevada Corporation’s Articles of Incorporation are attached hereto as Exhibit “B.”

The Agreement and Plan of Exchange

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of common stock to the transfer agent and receives in return a new certificate representing shares of common stock in the Nevada corporation, such shareholder's common stock shall be deemed equal to the number of shares of common shares to which such shareholder is entitled as a result of the Plan of Exchange and the domiciling of the corporation in Nevada.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed domiciling of the corporation in the State of Nevada. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The domiciling of the corporation in the State of Nevada is intended to be a tax-free recapitalization to the Company and its shareholders. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the issue of the shares in the Nevada corporation in exchange for their shares in the Delaware corporation (as described below). The holding period for shares of common stock after the domiciling of the corporation in the State of Nevada will include the holding period of shares of common stock before the change, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the exchange for shares in the Nevada corporation will be the same as the adjusted basis of the shares of common stock before the exchange for those shares.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSAL TO REDOMICILE THE CORPORATION IN NEVADA?
A. The Board sought approval of the domiciling of the corporation in the state of Nevada. It is the expectation of the Board that such an action will better serve the needs of the corporation and reduce its operating and franchise tax expenses. The Board believes that the domiciling of the corporation in Nevada will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of DFRC's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO AUTHORIZE A DOMICILING OF THE CORPORATION IN THE STATE OF NEVADA?
A. The members of the Board of Directors has unanimously approved of this proposal as is in the best interest of DFRC and the best interest of the current shareholders of DFRC.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THIS PROPOSAL?
A. Yes. As a current shareholder of DFRC you will receive one share of common stock in the Nevada corporation for every share of common stock you hold in the Delaware corporation. That is for every 1 share of common stock you presently hold you will be entitled to 1 share of common stock in the Nevada corporation if the Board ultimately approves and carries out the proposed Plan of Exchange. A current holder of 108 shares of common stock would receive 108 shares of common stock in the Nevada corporation.

Q. WILL THE PROPOSED CHANGES RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the votes held by shareholders of the corporation must consent to the action, such approval has already been obtained by the board of directors.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Elson Soto, Jr., President of DFRC, 2610 N. Palm-Aire Drive, Pompano Beach, Florida 33069 (954) 975-9601.

VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The Shareholder of DFRC owning a majority in excess of 50% of DFRC's issued and outstanding voting securities and common stock, has executed and approved the Shareholders' Consent authorizing the proposed redomicile and the Plan of Exchange for the common stock of DFRC (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the action set forth in this notice.

The securities that would have been entitled to vote if a meeting was required to be held to approve the redomicile and the Plan of Exchange consist of issued and outstanding shares of DFRC's no stated par value common voting stock and preferred shares outstanding on the record date, May 12, 2006.

DISSENTEER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the actions as approved the consent of a majority of the holders of the voting rights in the corporation and as approved by the board of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on May 12, 2006 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, DFRC had issued and outstanding 2,866,323 shares of no stated par value common stock, 13,150 shares of series A convertible preferred stock ("Series A Preferred Stock") which are entitled to one hundred (100) votes for each share held, and 12,100,000 shares of series B non-convertible preferred stock ("Series B Preferred Stock") which are entitled to five hundred (500) votes for each share held, and Shareholders and corporations holding a controlling interest equaling more than ninety-nine percent (99%) of the voting rights of DFRC as of the record date, representing more than a majority of DFRC's outstanding common stock. The shareholders have consented to the action required to adopt proposed actions by the board of directors, to form a Nevada corporation, to domicile the corporation in Nevada, to issue one share of the Nevada corporation’s common stock for each 1 share of the Delaware’s corporation common stock. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of DFRC's common stock, as of April 20, 2006 by (i) each person who is known by DFRC to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of DFRC's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

Title of Class	Name and Address	# Shares	Nature of Ownership	Current % Owned

Common Stock, No Par Value	John Chapman, 1771 Wolviston Way. San Diego, CA 92154	251,766	Direct	8.8%
Common Stock, No Par Value	John Casey, Director 8765 Aero Drive, Suite 221. San Diego, CA 92154	500,000	Direct	17.4%
Common Stock, No Par Value	Dennis Thompson 8765 Aero Drive, Suite 221 San Diego, CA 92174	35,251	Direct	1.2%
Common Stock, No Par Value	Elson Soto Jr. 1231 NW 125th Way Sunrise, FL 33323	100,000	Direct	3.5%
Common Stock, No Par Value	All Directors and Executive Officers as a group	135,251		4.7%
Preferred Stock, Series A, $.001 Par Value	John Chapman, 1771 Wolviston Way. San Diego, CA 92154	13,150	Direct	100%
Preferred Stock, Series B, $.001 Par Value	John Chapman, 1771 Wolviston Way. San Diego, CA 92154	4,000,000	Direct	33.1%
Preferred Stock, Series B, $.001 Par Value	Dennis Thompson 8765 Aero Drive, Suite 221 San Diego, CA 92174	8,100,000	Direct	66.9%

As of April 20, 2006, Diversified had 2,866,323 common shares, 13,150 shares of series A convertible preferred stock, and 12,100,000 shares of series B non-convertible preferred stock issued and outstanding.

COMPARISON OF DELAWARE AND NEVADA CORPORATIONS

The following summary table is qualified by the discussion which follows the table:

Nevada	Delaware

Authorized Common Stock	1,250,000,000	10,000,000,000

Par Value of Common Stock	$0.001	no stated par value

Issued Common Stock	2,866,323	2,866,323

Authorized Preferred Stock	200,000,000	200,000,000

Par Value of Preferred Stock	A $0.001	A $0.001
	B $0.001	B no stated par value

Issued Preferred Stock	13,500, series A	13,500, series A
	12,100,000, series B	12,100,000, series B

Shareholder Meeting Quorum Requirement	majority	majority

Shareholder Action w/o a Meeting	majority	majority

Dividends	When Declared	When Declared

Votes-Common	1 per share	1 per share
Preferred	Series A-100 votes/share	Series A-100 votes/share
	Series B-500 votes/share	Series B-500 votes/share

Cumulative Voting	No	No

Vote Required for Amendment to Articles	Majority	Majority

Preemptive Rights	No	No

Rights to Inspect Records	Yes	Yes

Right to File Derivative Action	Yes	Yes

Description of Shares

Diversified Financial Resources Corporation, Delaware, is authorized to issue 10,000,000,000 shares of no stated par value common stock and 200,000,000 shares of preferred stock. Prior to the merger and plan of exchange, there was one share of DFRC, Nevada common stock issued and outstanding. The Nevada corporation is authorized to issue 1,250,000,000 shares of $0.001 stated par value common stock and 200,000,000 shares of $0.001 stated par value of preferred stock, the preferred stock may be issued into one or more series, with the board of directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions for each series of preferred shares. It is anticipated that preferred shares will be authorized in a Series A and a Series B that match the current authorizations of the Delaware Corporation.

Dividend Rights

When and as dividends, payable in cash, stock, or other property, are declared by the board of directors of either the Delaware or Nevada Corporation, as the case may be, the holders of that corporations shares, will be entitled to share equally, share for share, in any such declared dividend.

A Delaware corporation may pay dividends our of “surplus” or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Surplus” generally is defined as the excess of a company’s net assets over the aggregate par value of its issued stock.

A Nevada corporation may pay dividends as authorized by its board of directors when such payments would not allow the corporation to pay its debts as they become due in the normal course of business. The board may rely upon the financial statements of the corporation in making such a determination.

Voting Rights

Those who currently hold shares of the Delaware Corporation are entitled to vote on the basis of one vote for each share of commons stock on all matters submitted to a vote of the shareholders of the corporation. After the merger with the Nevada corporation those shareholders will hold the equal number of shares in the Nevada corporation that they held in the Delaware Corporation, each share in the Nevada Corporation will be entitle to one vote on all matters submitted to vote of the shareholders of the Nevada Corporation.

Pursuant to the Articles of Incorporation of both corporations, holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. At all such meetings, for either corporation, a majority of the shares entitled to vote at such a meeting, represented in person or by proxy, constitute a quorum. Pursuant to the applicable state laws, the shareholders of either corporation could take action without a meeting only upon having the consent of a majority of the voting rights represented by the issued shares.

Securities Act Consequences

The shares of the Nevada Corporation’s common stock to be issued in exchange for shares of the Delaware Corporation are not being registered under the Securities Act of 1933. The Nevada Corporation will be relying on Rule 145(a)(2) under the Securities Act of 1933, which provides that a merger that has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act of 1933, and on interpretations of the Rule by the Securities and Exchange Commission which indicate that the changes in the Delaware Corporation articles of incorporation which could otherwise be made only with the approval of the shareholders of either corporation does not render Rule 145(a)(2) inapplicable.

After the re-domiciling, the Nevada Corporation will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide to its shareholders the same types of information that we have previously filed and provided. Shareholders holding restricted shares of common stock will have shares of the Nevada Corporation’s stock which are subject to the same restrictions on transfer as those to which their current shares of common stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of the Nevada Corporation’s common stock will bear the same restrictive legend as appears on their current stock certificates. For purposes of computing compliance with the holding period requirements of Rule 144 under the Securities Act of 1933, shareholders will be deemed to have acquired their shares of the Nevada Corporation’s common stock on the date they acquired their shares of the Delaware Corporation’s common stock. IN summary, the Nevada Corporation and its shareholders will be in the same respective positions under the federal securities laws after the merger as were the Delaware Corporation and its shareholders prior to the re-domiciling and Plan of Exchange.

The proposed Plan of Exchange provides that it could be terminated and the re-domiciling abandoned, notwithstanding shareholder approval, by the board of directors of the Company at any time before consummation of the proposals if the board of directors of the Company determine that in its judgment the proposals did not appear to be in the best interests of the Company or its shareholders. In the event that the Plan of Exchange and the re-domiciling are abandoned and/or terminated, the Company would remain a Delaware Corporation. However, the Plan of Exchange and the re-domiciling have been approved by a majority of the voting securities and the board of directors and documents to carry out the proposals have been filed with the Nevada Secretary of States office.

ITEM 2.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in authorized shares of the common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning DFRC , including its annual and quarterly reports on Forms 10K-SB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov., see Form 10-KSB for the period ended December 31, 2005.

Dated: May 12, 2006

By Order of the Board of Directors

/s/ Elson Soto, Jr., President
Elson Soto Jr., President

/s/ Dennis Thompson, Director
Dennis Thompson, Director

EXHIBIT LIST

Exhibit Number	Name

3	Articles of Incorporation
10	Plan of Exchange